Exhibit 99.1

Press Release Release Date: April 2, 2025

Uniti Group Inc. Stockholders Approve Proposed Merger with Windstream Holdings II, LLC

LITTLE ROCK, Ark. – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) announced today that its stockholders voted to approve the previously announced proposed merger with an affiliate of Windstream Holdings II, LLC (“Windstream”) and certain other related proposals at a special meeting of the Company’s stockholders. Over 90% of the shares of Uniti common stock present and represented at the special meeting voted in favor of the proposed merger.

The final voting results for the special meeting will be filed in a Form 8-K with the U.S. Securities and Exchange Commission on April 2, 2025.

As previously announced, under the terms of the definitive merger agreement, an affiliate of Windstream will merge with and into Uniti, with Uniti surviving the merger as an indirect, wholly owned subsidiary of Windstream Parent, Inc. (the “Merger”). Windstream Parent, Inc. will be renamed “Uniti Group Inc.” in connection with the Merger, and its common stock is expected to be listed on the Nasdaq Global Market under the symbol “UNIT.” Uniti stockholders will receive approximately 62% of the outstanding common stock of the combined company. Windstream shareholders will receive $425 million of cash, $575 million of preferred stock in the combined company and approximately 38% of the outstanding common stock of the combined company. Windstream shareholders will additionally receive non-voting warrants to acquire up to 6.9% of common stock of the combined company.

The transaction is expected to close in the second half of 2025, subject to the receipt of certain regulatory approvals.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry. As of December 31, 2024, Uniti owns approximately 145,000 fiber route miles, 8.8 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, statements regarding the Merger and the future performance of Uniti, Windstream and the combined company following the Merger (the “Merged Group”), the perceived and potential synergies and other benefits of the Merger, and expectations around the financial impact of the Merger on the Merged Group’s financials. In addition, this communication contains statements concerning the intentions, beliefs and expectations, plans, strategies and objectives of the directors and management of Uniti and Windstream for Uniti and Windstream, respectively, and the Merged Group, the anticipated timing for and outcome and effects of the Merger (including expected benefits to stockholders of Uniti), expectations for the final capital structure, ongoing development and growth potential of the Merged Group and the future operation of Uniti, Windstream and the Merged Group.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)," “appear(s),” “target(s),” “project(s),” “contemplate(s),” “predict(s),” “potential,” “continue(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected and may include statements regarding the expected timing and structure of the Merger; the ability of the parties to complete the Merger considering the various closing conditions; the expected benefits of the Merger, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of the Merged Group following completion of the Merger; and anticipated growth strategies and anticipated trends in Uniti’s, Windstream’s and, following the expected completion of the Merger, the Merged Group’s business. Although management believes that the assumptions underlying the forward-looking statements are reasonable, the Company can give no assurance that its expectations will be attained. Factors which could materially alter the Company’s expectations include, but are not limited to, changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate investment trusts; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the satisfaction of the conditions precedent to the consummation of the Merger, including, without limitation, regulatory approvals on the terms desired or anticipated; unanticipated difficulties or expenditures relating to the Merger, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the Merger within the expected time period (if at all); potential difficulties in Uniti’s and Windstream’s ability to retain employees as a result of the announcement and pendency of the Merger; risks relating to the value of the Merged Group’s securities to be issued in connection with the Merger; disruptions of Uniti’s and Windstream’s current plans, operations and relationships with customers caused by the announcement and pendency of the Merger; legal proceedings that may be instituted against Uniti or Windstream following announcement of the Merger; funding requirements; regulatory restrictions (including changes in regulatory restrictions or regulatory policy); risks associated with general economic conditions; and additional factors described in the Company’s reports filed with the SEC, including Uniti’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.

All forward-looking statements are based on information and estimates available at the time of this communication and are not guarantees of future performance.

Except as required by applicable law, Uniti does not assume any obligation to, and expressly disclaims any duty to, provide any additional or updated information or to update any forward-looking statements, whether as a result of new information, future events or results, or otherwise. Nothing in this communication will, under any circumstances (including by reason of this communication remaining available and not being superseded or replaced by any other presentation or publication with respect to Uniti, Windstream or the Merged Group, or the subject matter of this communication), create an implication that there has been no change in the affairs of Uniti or Windstream since the date of this communication.

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Senior Vice President, Investor Relations & Treasury

bill.ditullio@uniti.com